As filed with the Securities and Exchange Commission on November 15, 2016

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESBANCO, INC.
(Exact name of registrant as specified in its charter)
West Virginia (State or other jurisdiction of incorporation or organization)	55-0571723 (I.R.S. Employer Identification No.)
1 Bank Plaza
Wheeling, West Virginia 26003
(Address of principal executive offices)

WESBANCO, INC. DEFERRED COMPENSATION PLAN
 (Full title of the plan)

Todd F. Clossin
 President and Chief Executive Officer
 WesBanco, Inc.
 One Bank Plaza
  Wheeling, West Virginia 26003
 (304) 234-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Kristen L. Stewart, Esq. Paul C. Cancilla, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations(1)	$5,000,000	100%(2)	$5,000,000(2)	$580.00

(1)  The Deferred Compensation Obligations covered by this Registration Statement are unsecured obligations of Wesbanco, Inc., a West Virginia corporation, and its subsidiaries (the “Company” or the “Registrant”), to pay deferred compensation in the future to eligible employees and directors of the Company who participate in the WesBanco, Inc. Deferred Compensation Plan, as amended and restated (the “Plan”), in accordance with its terms.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, the amount of deferred compensation obligations registered is based on an estimate of the amount of compensation participants may defer under the Plan.

EXPLANATORY NOTE

The Company is including the Deferred Compensation Obligations in this Registration Statement because of the uncertainty as to whether the Deferred Compensation Obligations would or should be considered “securities,” or be subject to registration, under the Securities Act of 1933, as amended (the “Securities Act”). The inclusion of the Deferred Compensation Obligations in this Registration Statement is not an admission by the Registrant that the Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.          Incorporation of Documents by Reference.
The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are hereby incorporated by reference into this proxy statement/prospectus:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

●
the Registrant’s Current Reports on Form 8-K filed on February 18, 2016, April 22, 2016, May 3, 2016, August 22, 2016 and September 9, 2016 (in each case, except to the extent furnished but not filed).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.
The securities being registered represent Deferred Compensation Obligations (defined below) of the Registrant arising pursuant to the WesBanco, Inc. Deferred Compensation Plan (the “Plan”).  The Plan is intended to constitute a non-qualified deferred compensation plan that, in accordance with Sections 201 (2), 301 (a)(3) and 40l(a)(l) of the Employee Retirement Income Security Act of 1974, as amended, is unfunded and established primarily for the purpose of providing deferred compensation to non-employee directors and certain specifically designated employees of the Registrant (collectively, “Participants”). The Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Pursuant to the terms of the Plan, the Registrant will provide each non-employee director the opportunity to defer all or any portion of his or her directors’ fees and specifically designated employees the opportunity to defer all or any portion of his or her base compensation and, separately bonus compensation (as defined in the Plan).  Elections to defer must be in writing and made before the beginning of the calendar year in which directors’ fees or base compensation is earned or, for bonus compensation that is not “performance-based compensation” as defined in Section 409A of the Code, before the beginning of the calendar year which is the bonus measurement period. For bonus compensation that is “performance-based compensation,” the election to defer must be made no later than the last day of the sixth month of the period during which the bonus is earned. In addition, the Registrant may, but is not required to, provide a credit in a non-uniform amount to the accounts of some or all of the Participants.

Amounts deferred by a Participant or credits provided by the Registrant under the Plan will be recorded to certain deferral bookkeeping accounts that will be used to determine the amounts to be paid to the Participant under the Plan. Each deferral account represents an unfunded, unsecured promise by the Registrant to pay such amounts in the future, and does not represent ownership, or any ownership interest in, any particular assets of the Registrant. All amounts deferred by a Participant remain the general assets of the Registrant until paid.

The Registrant has chosen to create a grantor trust, within the meaning of Section 671 of the Code, and has deposited in that grantor trust amounts equal to the aggregate amount of credits recorded under the Plan and held in the investment types directed by Participants.  Participants have no claims against the grantor trust and, in the event of the insolvency of the Registrant, the assets of the grantor trust are subject to the claims of the creditors of the Registrant.  The Registrant may, but is not required to, continue funding the grantor trust.

Amounts deferred by Participants will be fully vested and nonforfeitable at all times. Participants will vest in amounts attributable to Registrant credits based on the schedule, terms and conditions imposed by the Board of the Registrant when the credit is provided.  Until fully distributed, Participant deferral accounts will be adjusted with earnings, losses, appreciation and depreciation, based on the performance of certain hypothetical investments chosen by the Participant from time to time, based on a list of investments provided by the Human Resources Department of the Registrant, which list shall include the common stock of the Registrant or its subsidiaries. Shares of common stock of the Registrant held by the grantor trust are acquired in open market purchases. Participants may change their investment allocations at any time, subject to reasonable administrative restrictions. The Registrant is not required to invest any assets to mirror Participant investment allocations but has in the past and may in the future elect to do so.

Unless a Participant elects a different payment term or time at or before the time of the deferral election, account balances will be paid, except in the events of death, Disability or Change in Control (as such initially capitalized terms are defined in the Plan), in cash by the Registrant in ten equal annual installments beginning after the Participant has a separation from service.  In the event the Participant dies or has a Disability, unless a different payment time or form is elected by the Participant at or before the time of the deferral election, distributions are in three annual installments.  In the event of a Change in Control, the entire account balance will be distributed in a single installment one year after the date of the Change in Control, unless the Participant has elected a different payment time or form in an election made at least one year prior to the due date of the Change in Control payment.  For employee Participants who are also “specified employees” for purposes of Section 409A of the Code, distributions will not commence until at least 180 days after the date of the employee Participant’s separation from service.  Participants can, by written election at or before the commencement of the calendar year for which compensation is deferred or earned may elect to have their account balance paid, or commence to be paid, for separations from service (as opposed to Change in Control) at a date specified or upon separation from service and in any number of annual installments. In the event a Participant elects to be paid upon the Participant's separation from service with the Registrant, such Participant will be paid, or commence to be paid, their account balance on the later of (i) the first business day of January immediately following the Participant's separation from service or, if later, (ii) the first business day of the seventh month following the Participant's separation from service with the Registrant.

The deferred compensation obligations of the Registrant that arise under the Plan (the “Deferred Compensation Obligations”) will be unsecured general obligations of the Registrant to pay deferred compensation in the future from the general assets of the Registrant and in accordance with the terms of the Plan. Except to the extent assets are held in the grantor trust described above, all payments made under the Plan shall be made directly by the Registrant from its general assets subject to the terms and claims of any creditors and no deferred compensation under the Plan shall be segregated or earmarked or held in trust. Participants shall be unsecured creditors of the Registrant with respect to all Deferred Compensation Obligations owed to them under the Plan. The right to receive payment of the Deferred Compensation Obligations under the Plan may not be assigned, sold, transferred, pledged, or encumbered, except to such extent as may be required by law.

The Registrant may amend, modify or terminate the Plan at any time without the consent of the Participants, provided that no such action may adversely affect the rights of a Participant under the Plan without the consent of such Participant (subject to any deemed investment losses); and provided further that no such action will result in the distribution of benefits under the Plan earlier than as scheduled except as and to the extent permitted by applicable law and under applicable provisions of the Plan.

This description is qualified in its entirety by the full text of the Plan.

Item 5.          Interests of Named Experts and Counsel.
James C. Gardill and Denise Knouse-Snyder are members of the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC, whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, and are also on the board of directors of WesBanco, with Mr. Gardill serving as Chairman. As of November 14, 2016, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC owned an aggregate of approximately 55,054 shares of WesBanco common stock.

Item 6.          Indemnification of Directors and Officers.

WesBanco’s Bylaws provide, and West Virginia law permits, the indemnification of directors and officers against certain liabilities. Officers and directors of WesBanco and its subsidiaries are indemnified, to the maximum extent permitted under the West Virginia Business Corporation Act (including advanced indemnification payments), against liabilities incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or officers of the corporation, except for certain prohibitions set forth in WesBanco’s Bylaws regarding “prohibited indemnification payments.” WesBanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to WesBanco.

I. Article VI of the Bylaws of WesBanco provides:

Indemnification of Directors and Officers

SECTION 1.  Indemnification. Each director and officer, whether or not then in office, shall be indemnified by the corporation against liability incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, to the maximum extent permitted under the West Virginia Business Corporation Act, except as prohibited by Section 2 and Section 4 of this Article VI.  The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in accordance with the provisions of the West Virginia Business Corporation Act.

SECTION 2.  Prohibited Indemnification Payment. Notwithstanding the provisions of Section 1 of this Article VI, no director or officer shall receive a “prohibited indemnification payment,” which is any payment or agreement to make a payment to pay or reimburse such director or officer for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the director or officer is assessed a civil money penalty, is removed or prohibited from conducting the business of banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to Wesbanco Bank, Inc. or the corporation.

SECTION 3.  Insurance. The corporation may purchase commercial insurance to cover certain costs that the corporation incurs under the indemnification provisions of Section 1 of this Article VI. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to the corporation. Such insurance may not, however, pay or reimburse a director or officer for any final judgment or civil money penalty assessed against such individual. Furthermore, partial indemnification for legal expenses is permitted in connection with a settlement when there is a formal and final finding that the director or officer has not breached a fiduciary duty, engaged in unsafe or unsound practices, and is not subject to a final prohibition order.

SECTION 4.  Determination that Indemnification is Proper. The corporation may make or agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the board of directors investigates and determines in writing that the director or officer acted in good faith and in the best interests of Wesbanco Bank, Inc.; (ii) the board of directors investigates and determines that the payment will not materially adversely affect the safety and soundness of Wesbanco Bank, Inc. or the corporation; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the director or officer agrees in writing to reimburse the corporation, to the extent not covered by permissible insurance, for advanced indemnification payments that subsequently become prohibited indemnification payments.

II. W. Va. Code Section 31D-8-851 through Section 31D-8-856 provides:

Section 31D-8-851. Permissible Indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and
(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.
(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.
(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.
(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:
(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or
(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.
Section 31D-8-852. Mandatory Indemnification.
A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.
Section 31D-8-853. Advance for Expenses.
(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:
(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and
(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.
(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
(c) Authorizations under this section are to be made:

(1) By the board of directors:
(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or
(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or
(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or
(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.
Section 31D-8-854. Circuit Court-Ordered Indemnification and Advance for Expenses.
(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:
(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;
(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or
(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:
(A) To indemnify the director; or
(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.
(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.
Section 31D-8-855. Determination and Authorization of Indemnification.
(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.
(b) The determination is to be made:
(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;
(2) By special legal counsel:
(A) Selected in the manner prescribed in subdivision (1) of this subsection; or
(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or
(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.
Section 31D-8-856. Indemnification of Officers.
(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:
(1)To the same extent as a director; and
(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:
(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or
(B) Liability arising out of conduct that constitutes:
(i) Receipt by him or her of a financial benefit to which he or she is not entitled;
(ii) An intentional infliction of harm on the corporation or the shareholders; or
(iii) An intentional violation of criminal law.
(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.
(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.
Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 7.          Exemption from Registration Claimed.
Not applicable.

Item 8.          Exhibits.
See the Exhibit Index on the page immediately following the signature pages to the Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 9.          Undertakings.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on November 15, 2016.

WESBANCO, INC.

By:	/s/ Todd F. Clossin
Todd F. Clossin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd F. Clossin and Robert H. Young, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Todd F. Clossin	President, Chief Executive Officer & Director	November 15, 2016
Todd F. Clossin	(Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President &	November 15, 2016
Robert H. Young	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Stephen J. Callen	Director	November 15, 2016
Stephen J. Callen

/s/ Christopher V. Criss	Director	November 15, 2016
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director	November 15, 2016
Abigail M. Feinknopf

/s/ Ernest S. Fragale	Director	November 15, 2016
Ernest S. Fragale

/s/ James C. Gardill	Director	November 15, 2016
James C. Gardill

/s/ D. Bruce Knox	Director	November 15, 2016
D. Bruce Knox

/s/ Lisa A. Knutson	Director	November 15, 2016
Lisa A. Knutson

/s/ Gary L. Libs	Director	November 15, 2016
Gary L. Libs

/s/ Paul M. Limbert	Director	November 15, 2016
Paul M. Limbert

/s/ Jay T. McCamic	Director	November 15, 2016
Jay T. McCamic

/s/ Eric Nelson, Jr.	Director	November 15, 2016
Eric Nelson, Jr.

/s/ Ronald W. Owen	Director	November 15, 2016
Ronald W. Owen

/s/ Denise Knouse-Snyder	Director	November 15, 2016
Denise Knouse-Snyder

/s/ Richard G. Spencer	Director	November 15, 2016
Richard G. Spencer

/s/ Kerry M. Stemler	Director	November 15, 2016
Kerry M. Stemler

/s/ Reed J. Tanner	Director	November 15, 2016
Reed J. Tanner

/s/ Charlotte A. Zuschlag	Director	November 15, 2016
Charlotte A. Zuschlag

EXHIBIT INDEX

Exhibit No.	Description

4.1
WesBanco, Inc. Deferred Compensation Plan - For Directors and Eligible Employees (as amended) (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006).

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).